UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006 (June 15, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Private Business, Inc.
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Fourth Amendment to Credit Agreement
     Goldleaf Financial Solutions, Inc., the registrant (“Goldleaf”) entered into a fourth amendment, effective June 15, 2006 (the “Fourth Amendment”), to its credit agreement with Bank of America, N.A. (the “Credit Agreement”), originally dated January 19, 2004, as amended and restated on January 23, 2006 and as further amended on February 17, 2006, April 5, 2006, and May 3, 2006. In the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference, the parties thereto agreed to certain changes to the Credit Agreement, including the following changes:
•	an increase in the total amount of the credit facility from $19.75 million to $25.0 million;
•	an increase in the participation of The Peoples Bank of Winder from $750,000 to $4.0 million;
•	deletion of the repayment schedule on the $9.75 million term A loan under the credit facility;
•	the addition to the lending group under the credit facility of The Bankers Bank of Atlanta, Georgia by its participation in $4.0 million of the credit facility;
•	an extension of the maturity date on the $6.0 million term B loan under the credit facility to September 30, 2006; and
•	a modification of the funded debt to EBITDA ratio such that the ratio is fixed at 2:1 for the remaining term of the facility and funded debt excludes capital lease obligations of Goldleaf through October 31, 2006 (the ratio previously was fixed at 2:1 until the maturity date of the term B loan, at which time it would have become 1.75:1).
     This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment.
     Amendment of Note to Paul McCullough
     On January 31, 2006, Goldleaf executed to Paul McCulloch an unsecured promissory note in the original principal amount of $850,000 (the “Note”) in connection with Goldleaf’s acquisition of Goldleaf Technologies, Inc. In connection with that acquisition, Mr. McCulloch became an executive vice president of Goldleaf. Pursuant to the terms of the Note, the Note was due and payable in full on June 15, 2006 (the “Maturity Date”). On June 15, 2006, pursuant to an Amendment to Unsecured Promissory Note (the “Note Amendment”) Goldleaf paid Mr. McCulloch

$350,000 of the principal under the Note, plus all accrued interest through June 15, 2006, and extended the Maturity Date of the Note to July 15, 2006 with respect to the remaining $500,000 under the Note. A copy of the Note Amendment is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 15, 2006, Goldleaf entered into the Fourth Amendment as described in Item 1.01, which text is incorporated into this Item 2.03 by reference.
Item 8.01. Other Events.
     On June 16, 2006, the Company issued a press release announcing that it had entered into the Fourth Amendment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Fourth Amendment to Amended and Restated Credit Agreement.

10.2	Amendment to Unsecured Promissory Note.

99.1	Press Release dated June 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ J. Scott Craighead
	Name:	J. Scott Craighead
	Title:	Chief Financial Officer

Date: June 16, 2006